Exhibit 99.1

News Release

Contacts
Investors	Carl Kraus	904-357-9158
Media Relations	Shannon Thuren	904-357-9181

For release at 8:00 a.m. EST

January 24, 2008

Rayonier Reports Strong 2007 Results

JACKSONVILLE, Fla., January 24, 2008 – Rayonier (NYSE:RYN) today reported full year 2007 income from continuing operations of $174.3 million, or $2.21 per share, compared to $171.2 million, or $2.19 per share, in 2006. Excluding special items1, earnings were $2.35 per share, or 18 percent, above 2006 earnings of $1.99 per share. In 2007, cash provided by operating activities of $324 million was $17 million above 2006. Cash available for distribution2 of $241 million was $63 million, or 35 percent, above 2006.

“Each of our three core businesses contributed to strong 2007 performance, despite a challenging environment in timber and real estate markets,” said Lee M. Thomas, chairman, president and CEO. “In Timber, we lessened the effect of a weak housing market by rebalancing our sales mix to meet heavy demand in the pulpwood market. Continued interest in our rural properties and the entitlements we received on 3,300 acres along the I-95 corridor near Savannah, Georgia contributed to a successful year in Real Estate. Our Performance Fibers business capitalized on strong global markets to achieve record results. The resulting cash flow enabled us to increase our dividend to an annualized $2.00 per share, the fourth increase since our conversion to a REIT in 2004.”

Fourth quarter income from continuing operations was $34.4 million, or 44 cents per share, compared to $50 million, or 64 cents per share, in 2006. Fourth quarter 2007 included a special item expense of $0.8 million, or 1 cent per share, for the final assessment of losses sustained from the second quarter wildfires in Florida and Georgia. Fourth quarter 2006 included a special item gain of $3.7 million, or 5 cents per share, for a deferred tax adjustment. Excluding special items, fourth quarter income from continuing operations was 45 cents per share compared to 59 cents per share in 2006. 3

Full year 2007 net income was $174.3 million, or $2.21 per share, compared to $176.5 million, or $2.26 per share, in 2006. Net income in the fourth quarter was $34.4 million, or 44 cents per share, compared to $55.3 million, or 71 cents per share, in fourth quarter 2006. Fourth quarter 2006 included income from discontinued operations of $5.3 million, or 7 cents per share, reflecting a reduction in environmental reserves.

Timber

For the fourth quarter and full year, sales increased $2 million and $14 million from the prior year periods, while operating income declined by $7 million and $19 million, respectively, due to increased sales of lower margin pulpwood and reduced demand for sawlogs in a weak housing market. Full year operating income also was negatively impacted by approximately $10 million from lower prices realized on the sale of fire damaged timber.

Real Estate

Compared to fourth quarter 2006, sales and operating income decreased $25 million and $24 million, respectively, due to the timing of transactions which occurred earlier in 2007 than 2006. For the full year, sales and operating income each improved $4 million primarily due to increased rural land prices, driven by a third quarter sale of 3,100 acres in west central Florida.

Performance Fibers

For the fourth quarter, sales and operating income improved $3 million and $7 million, respectively, from the prior year period as increased prices more than offset lower volume primarily resulting from unplanned downtime. Sales and operating income for the year increased $51 million and $61 million, respectively, largely due to higher prices driven by favorable market dynamics and improved mix.

Effective Tax Rate

The full year effective tax rate before discrete items was 13.5 percent compared to 16.3 percent in 2006. The comparable fourth quarter effective tax rate was 8.0 percent compared to 20.7 percent in 2006. 4 The lower rates were due to higher REIT income. Including discrete items of $4 million, the fourth quarter effective tax rate was a benefit of 4.0 percent.

Outlook

“Even with the soft housing market negatively affecting timber prices and volumes, we expect full year 2008 earnings to be only slightly below 2007, and first quarter earnings to be comparable to first quarter of 2007, due to the diversity and balance of our three core businesses,” said Thomas. “We are well positioned to generate favorable results despite a challenging economic environment. Cash available for distribution is expected to remain strong, although somewhat below 2007.”

Thomas continued, “In Timber, as part of our strategy to upgrade our portfolio, we will initiate sales of non-strategic timberlands while pursuing acquisitions that meet our investment criteria. We have the flexibility to adjust our sales mix in difficult sawlog markets, preserving our higher-value timber assets until markets improve. In Real Estate, we will continue to pursue entitlements on development lands that drive long-term shareholder value. We anticipate that interest in our rural properties will continue to be high among buyers with industrial, conservation or recreational land uses. We expect even better results from our Performance Fibers business in 2008, and we will increase capital investment to improve reliability and operational excellence.”

Further Information

A conference call will be held on Thursday, January 24, at 2:00 p.m. EST to discuss these results. Interested parties are invited to listen to the live Webcast by logging on to www.rayonier.com and following the link. Investors may also choose to access the “listen only” conference call by dialing 913-981-5584. Supplemental materials will be available at the website. A replay will be available on the site shortly after the call, and it will be archived for one month.

For further information, visit the company’s web site at www.rayonier.com. Complimentary copies of Rayonier press releases and other financial documents are also available by mail or fax by calling 1-800-RYN-7611.

[1]

Earnings excluding special items is a non-GAAP measure detailed and reconciled to GAAP in the attached exhibits. The 2007 special item of $10.9 million is a charge to write down fire damaged timber. In 2006, special item gains totaled $15.5 million.

[2]	Cash available for distribution (CAD) is a non-GAAP measure defined and reconciled to GAAP in the attached exhibits.

[3]	See Schedule H for details.

[4]	See Schedule J for details.

Rayonier is a leading international forest products company with three core businesses: Timber, Real Estate and Performance Fibers. The company owns, leases or manages 2.6 million acres of timber and land in the United States and New Zealand. The company’s holdings include approximately 200,000 acres with residential and commercial development potential along the fast-growing Interstate 95 corridor between Savannah, Georgia, and Daytona Beach, Florida. Its Performance Fibers business is the world’s leading producer of high-value specialty cellulose fibers. Approximately 40 percent of the company’s sales are outside the U.S. to customers in more than 50 countries. Rayonier is structured as a real estate investment trust.

Certain statements in this document regarding anticipated financial outcomes (including earnings guidance, if any), business and market conditions, outlook and other similar statements relating to Rayonier’s future financial and operational performance, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “anticipate” and other similar language. Forward-looking statements are not guarantees of future performance and undue reliance should not be placed on these statements.

The following important factors, among others, could cause actual results to differ materially from those expressed in forward-looking statements that may have been made in this document: the cyclical and competitive nature of the industries in which we operate; fluctuations in demand for, or supply of, our forest products and real estate offerings; entry of new competitors into our markets; changes in global economic conditions and world events, including political changes in particular regions or countries; changes in energy and raw material prices, particularly for our performance fibers and wood products businesses; unanticipated equipment maintenance and repair requirements at our manufacturing facilities; the geographic concentration of a significant portion of our timberland; our ability to identify and complete timberland acquisitions; changes in environmental laws and regulations, including laws regarding air emissions and water discharges, remediation of contaminated sites, timber harvesting, delineation of wetlands, and endangered species, that may restrict or adversely impact our ability to conduct our business, or increase the cost of doing so; adverse weather conditions, natural disasters and other catastrophic events such as hurricanes, wind storms and wildfires, which can adversely affect our timberlands and the production, distribution and availability of our products and raw materials such as wood, energy and chemicals; interest rate and currency movements; the availability of credit generally, including its impact on the cost and terms of obtaining financing; our capacity to incur additional debt, and any decision we may make to do so; changes in tariffs, taxes or treaties relating to the import and export of our products or those of our competitors; the ability to complete like-kind-exchanges of timberlands and real estate; changes in key management and personnel; our ability to continue to qualify as a REIT and to fund distributions using cash generated through our taxable REIT subsidiaries; and changes in tax laws that could reduce the benefits associated with REIT status.

In addition, specifically with respect to our Real Estate business, the following important factors, among others, could cause actual results to differ materially from those expressed in forward-looking statements that may have been made in this document: the cyclical nature of the real estate business generally, including fluctuations in demand for both entitled and unentitled property; the lengthy, uncertain and costly process associated with the ownership, entitlement and development of real estate, especially in Florida, which also may be affected by changes in law, policy and political factors beyond our control; the potential for legal challenges to entitlements and permits in connection with our properties; unexpected delays in the entry into or closing of real estate transactions; the existence of competing developers and communities in the markets in which we own property; the pace of development and the rate and timing of absorption of existing entitled property in the markets in which we own property; changes in the demographics affecting projected population growth and migration to the Southeastern U.S.; changes in environmental laws and regulations, including laws regarding water withdrawal and management and delineation of wetlands, that may restrict or adversely impact our ability to sell or develop properties; the cost of the development of property generally, including the cost of property taxes, labor and construction materials; the timing of construction and availability of public infrastructure; and the availability of financing for real estate development and mortgage loans.

Additional factors are described in the company’s most recent Form 10-K on file with the Securities and Exchange Commission. Rayonier assumes no obligation to update these statements except as is required by law.

# # #

RAYONIER

FINANCIAL HIGHLIGHTS

DECEMBER 31, 2007 (unaudited)

(millions of dollars, except per share information)

	Three Months Ended			Year Ended
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Profitability
Sales	$290.4	$334.2	$328.5	$1,224.7	$1,229.8
Operating income	$43.1	$92.7	$67.8	$246.6	$229.7
Pro forma operating income (a)	$43.9	$92.7	$67.8	$257.5	$221.9
Income from continuing operations	$34.4	$71.5	$50.0	$174.3	$171.2
Discontinued operations	$—	$—	$5.3	$—	$5.3
Net income	$34.4	$71.5	$55.3	$174.3	$176.5
Income per diluted common share
Continuing operations	$0.44	$0.90	$0.64	$2.21	$2.19
Net income	$0.44	$0.90	$0.71	$2.21	$2.26
Pro forma income from continuing operations (a)	$0.45	$0.90	$0.59	$2.35	$1.99
Pro forma operating income as a percent of sales (a)	15.1%	27.7%	20.6%	21.0%	18.0%
Adjusted ROE (a)	N/M	N/M	N/M	19.4%	17.2%
Average diluted shares outstanding (millions)	79.3	79.1	78.3	78.9	78.2

	Year Ended December 31,
	2007	2006
Capital Resources and Liquidity
Cash provided by operating activities	$324.0	$306.9
Cash used for investing activities	$(126.0)	$(385.2)
Cash used for financing activities	$(57.8)	$(29.8)
Adjusted EBITDA (b) (d)	$418.5	$370.2
Cash Available for Distribution (CAD) (c) (d)	$240.8	$177.8

	12/31/07	12/31/06
Debt (1)	$749.8	$659.0
Debt / capital	43.1%	41.8%
Cash	$181.1	$40.2

(a), (b), (c) and (d), see Schedule B.

N/M: Not meaningful.

(1)	In October, Rayonier TRS Holdings Inc. issued $300 million of 3.75% Senior Exchangeable Notes due 2012.

- A -

RAYONIER

FOOTNOTES FOR SCHEDULE A

DECEMBER 31, 2007 (unaudited)

(a)	Pro forma operating income and income from continuing operations, and Adjusted ROE are non-GAAP measures. See Schedule H for reconciliation to the nearest GAAP measure.

(b)	Adjusted EBITDA is defined as earnings from operations before interest, taxes, depreciation, depletion, amortization and the non-cash cost basis of real estate sold. Adjusted EBITDA is a non-GAAP measure of operating cash generating capacity of the Company. See reconciliation on Schedule I.

(c)	Cash Available for Distribution (CAD) is defined as cash provided by operating activities less capital spending, adjusted for the tax benefits associated with certain strategic acquisitions, the change in committed cash and other items which include the proceeds from matured energy forward contracts and the change in capital expenditures purchased on account. CAD is a non-GAAP measure of cash generated during a period that is available for dividend distribution, repurchase of the Company’s common shares, debt reduction and for strategic acquisitions net of associated financing. See reconciliation on Schedule H.

(d)	Management considers these measures to be important to estimate the enterprise and shareholder values of the Company as a whole and of its core segments, and for allocating capital resources. In addition, analysts, investors and creditors use these measures when analyzing the financial condition and cash generating ability of the Company.

- B -

RAYONIER

CONDENSED STATEMENTS OF CONSOLIDATED INCOME

DECEMBER 31, 2007 (unaudited)

(millions of dollars, except per share information)

	Three Months Ended			Year Ended
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Sales	$290.4	$334.2	$328.5	$1,224.7	$1,229.8

Costs and expenses
Cost of sales (a)	231.9	227.3	249.6	922.1	952.6
Selling and general expenses	18.1	16.9	18.4	67.0	63.5
Other operating income, net	(2.7)	(2.7)	(7.3)	(11.0)	(8.2)

Operating income before gain on sale of New Zealand timber assets	43.1	92.7	67.8	246.6	221.9
Gain on sale of New Zealand timber assets	—	—	—	—	7.8

Operating income (a)	43.1	92.7	67.8	246.6	229.7
Interest expense	(14.1)	(15.0)	(13.8)	(56.3)	(48.9)
Interest and other income, net	4.1	1.4	2.5	7.7	9.5

Income before taxes	33.1	79.1	56.5	198.0	190.3
Income tax benefit / (expense)	1.3	(7.6)	(6.5)	(23.7)	(19.1)

Income from continuing operations	34.4	71.5	50.0	174.3	171.2
Discontinued operations	—	—	5.3	—	5.3

Net income	$34.4	$71.5	$55.3	$174.3	$176.5

Income per Common Share:
Basic
From continuing operations	$0.45	$0.92	$0.65	$2.25	$2.24

Net income	$0.45	$0.92	$0.72	$2.25	$2.31

Diluted
From continuing operations	$0.44	$0.90	$0.64	$2.21	$2.19

Net income	$0.44	$0.90	$0.71	$2.21	$2.26

Pro forma income from continuing operations (b)	$0.45	$0.90	$0.59	$2.35	$1.99

Weighted average Common Shares used for determining
Basic EPS	77,969,013	77,760,290	76,679,126	77,571,684	76,486,690

Diluted EPS	79,264,982	79,059,474	78,331,461	78,920,284	78,158,691

(a)	Cost of sales and operating income for the three months and year ended December 31, 2007 include a $0.8 million and a $10.9 million charge, respectively, for timber destroyed by forest fires. Excluding this amount, cost of sales and operating income for the three months and year ended December 31, 2007, were $231.1 million and $43.9 million, and $911.2 million and $257.5 million, respectively.

(b)	Non-GAAP measure, see Schedule H for a reconciliation to the nearest GAAP measure.

- C -

RAYONIER

BUSINESS SEGMENT SALES AND OPERATING INCOME (LOSS)

DECEMBER 31, 2007 (unaudited)

(millions of dollars)

	Three Months Ended			Year Ended
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Sales
Timber	$49.4	$50.3	$47.2	$221.4	$207.0
Real Estate	10.2	55.9	34.9	116.3	112.0
Performance Fibers
Cellulose specialties	143.3	137.6	146.1	539.4	499.4
Absorbent materials	56.0	51.2	50.0	182.9	172.0

Total Performance Fibers	199.3	188.8	196.1	722.3	671.4

Wood Products	20.3	24.3	21.3	88.1	111.4
Other Operations	11.2	14.9	29.1	76.6	128.3
Intersegment eliminations	—	—	(0.1)	—	(0.3)

Total sales	$290.4	$334.2	$328.5	$1,224.7	$1,229.8

Pro forma operating income/(loss) (a)
Timber	$11.8	$12.0	$18.9	$71.1	$89.6
Real Estate	6.0	47.6	29.9	92.8	88.6
Performance Fibers	39.9	43.1	32.7	141.0	80.0
Wood Products	(2.9)	(1.5)	(4.1)	(8.4)	(2.8)
Other Operations	(1.3)	0.4	1.2	(3.2)	1.3
Corporate and other	(9.6)	(8.9)	(10.8)	(35.8)	(34.8)

Pro forma operating income (a)	$43.9	$92.7	$67.8	$257.5	$221.9

(a)	Timber segment operating income excludes the $0.8 million and $10.9 million fire loss for the three months and year ended December 31, 2007, respectively, and the $7.8 million gain on sale of New Zealand timber assets for the year ended December 31, 2006. Pro forma operating income is a non-GAAP measure, see Schedule H for a reconciliation to the nearest GAAP measure.

- D -

RAYONIER

CONDENSED CONSOLIDATED BALANCE SHEETS AND STATEMENTS OF CASH FLOWS

DECEMBER 31, 2007 (unaudited)

(millions of dollars)

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2007	December 31, 2006
Assets
Current assets	$396.2	$300.3
Timber, timberlands and logging roads, net of depletion and amortization	1,117.2	1,127.5
Property, plant and equipment	1,340.2	1,365.0
Less - accumulated depreciation	(994.4)	(1,011.2)

	345.8	353.8

Investment in New Zealand JV	62.8	61.2
Other assets	164.5	121.8

	$2,086.5	$1,964.6

Liabilities and Shareholders’ Equity
Current liabilities	$218.5	$193.3
Long-term debt	694.3	655.4
Non-current liabilities for dispositions and discontinued operations	103.6	111.8
Other non-current liabilities	79.7	86.1
Shareholders’ equity	990.4	918.0

	$2,086.5	$1,964.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31, 2007	December 31, 2006
Cash provided by operating activities:
Net Income	$174.3	$176.5
Income from discontinued operations	—	(5.3)
Depreciation, depletion, amortization and non-cash basis of real estate sold	163.3	148.9
Non-cash charge for forest fire losses	10.4	—
Other non-cash items included in income	12.1	(13.2)
Changes in working capital and other assets and liabilities	(36.1)	—

	324.0	306.9

Cash used for investing activities:
Capital expenditures	(97.0)	(105.5)
Purchase of timberlands, real estate and wood chipping facilities	(27.2)	(298.9)
Proceeds from sale of portion of New Zealand timber assets	—	21.8
(Increase) / decrease in restricted cash	(8.8)	1.3
Other	7.0	(3.9)

	(126.0)	(385.2)

Cash used for financing activities:
Issuance of debt, net of repayments and issuance costs	69.2	99.7
Dividends paid	(150.6)	(143.9)
Issuance of common shares	18.9	10.8
Repurchase of common shares	(3.2)	(0.5)
Excess tax benefits from equity-based compensation	7.9	4.1

	(57.8)	(29.8)

Effect of exchange rate changes on cash	0.7	2.1

Cash and cash equivalents:
Increase / (decrease) in cash and cash equivalents	140.9	(106.0)
Balance, beginning of year	40.2	146.2

Balance, end of year	$181.1	$40.2

- E -

RAYONIER

SELECTED SUPPLEMENTAL FINANCIAL DATA

DECEMBER 31, 2007 (unaudited)

(millions of dollars)

	Three Months Ended			Year Ended
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Geographical Data (Non-U.S.)
Sales
New Zealand	$8.8	$10.1	$10.3	$42.9	$32.5
Other	2.8	2.5	3.7	9.7	15.4

Total	$11.6	$12.6	$14.0	$52.6	$47.9

Operating income (loss)
New Zealand	$(1.0)	$0.8	$0.2	$1.7	$(1.2)
Other	1.3	(0.6)	1.0	(0.3)	(0.2)

Total	$0.3	$0.2	$1.2	$1.4	$(1.4)

Timber
Sales
Western U.S.	$20.1	$24.3	$21.9	$104.4	$108.6
Eastern U.S.	25.7	23.2	22.2	104.5	87.9
New Zealand	3.6	2.8	3.1	12.5	10.5

Total	$49.4	$50.3	$47.2	$221.4	$207.0

Pro forma operating income (loss) (a)
Western U.S.	$5.7	$9.9	$9.6	$49.5	$59.6
Eastern U.S. (a)	5.9	2.3	8.6	19.6	30.6
New Zealand (a)	0.2	(0.2)	0.7	2.0	(0.6)

Total	$11.8	$12.0	$18.9	$71.1	$89.6

Adjusted EBITDA by Segment (b)
Timber	$30.6	$28.1	$33.4	$143.9	$142.8
Real Estate	7.7	53.1	32.0	106.2	102.9
Performance Fibers	58.5	59.7	53.2	209.4	152.8
Wood Products	(1.5)	—	(2.6)	(2.3)	4.1
Other Operations	(1.6)	0.3	1.4	(3.0)	2.0
Corporate and other	(9.4)	(8.9)	(10.9)	(35.7)	(34.4)

Total	$84.3	$132.3	$106.5	$418.5	$370.2

(a)	Timber segment operating income excludes the $0.8 million and $10.9 million fire loss for the three months and year ended December 31, 2007, respectively, and the $7.8 million gain on sale of New Zealand timber assets for the year ended December 31, 2006. Pro forma operating income is a non-GAAP measure, see Schedule H for a reconciliation to the nearest GAAP measure.

(b)	Adjusted EBITDA is a non-GAAP measure, see Schedule I for reconciliation to nearest GAAP measure.

- F -

RAYONIER

SELECTED OPERATING INFORMATION

DECEMBER 31, 2007 (unaudited)

	Three Months Ended			Year Ended
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Timber
Sales Volume
Western U.S. in millions of board feet	47	56	51	254	274
Eastern U.S. in thousands of short green tons	1,615	1,556	1,363	6,168	4,740
Real Estate
Acres sold
Southeast U.S. Development	351	—	4,020	4,356	9,377
Southeast U.S. Rural	509	5,190	2,400	11,722	16,099
Northwest U.S.	351	386	713	1,095	775

Total	1,211	5,576	7,133	17,173	26,251
Performance Fibers
Sales Volume
Cellulose specialties, in thousands of metric tons	123	119	137	467	474
Absorbent materials, in thousands of metric tons	75	72	76	259	272
Production as a percent of capacity	99.4%	97.2%	103.9%	99.1%	101.2%
Lumber
Sales volume, in millions of board feet	81	88	83	329	350

- G -

RAYONIER

RECONCILIATION OF NON-GAAP MEASURES

DECEMBER 31, 2007 (unaudited)

(millions of dollars, except per share information)

CASH AVAILABLE FOR DISTRIBUTION:

	Year Ended
	December 31, 2007	December 31, 2006
Cash provided by operating activities	$324.0	$306.9
Capital spending (a)	(97.0)	(105.5)
Decrease (increase) in committed cash	16.9 (b)	(19.1)
Like-kind exchange tax benefits on third party real estate sales (c)	(3.9)	(4.8)
Other	0.8	0.3

Cash Available for Distribution	$240.8	$177.8

(a)	Capital spending excludes strategic acquisitions and dispositions.

(b)	Primarily 2006 interest paid in 2007 and previously reflected as a reduction in 2006 CAD.

(c)	Represents taxes that would have been paid if the Company had not completed LKE transactions.

PRO FORMA OPERATING INCOME, INCOME FROM CONTINUING OPERATIONS AND ADJUSTED RETURN ON EQUITY:

	Three Months Ended
	December 31, 2007		September 30, 2007		December 31, 2006
	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
Operating Income	$43.1		$92.7		$67.8
Forest fire loss	0.8		—		—

Pro Forma Operating Income	$43.9		$92.7		$67.8

Income from Continuing Operations	$34.4	$0.44	$71.5	$0.90	$50.0	$0.64
Deferred tax adjustment	—	—	—	—	(3.7)	(0.05)
Forest fire loss	0.8	0.01	—	—	—	—

Pro Forma Income from Continuing Operations	$35.2	$0.45	$71.5	$0.90	$46.3	$0.59

	Year Ended
	December 31, 2007		December 31, 2006
	$	Per Diluted Share	$	Per Diluted Share
Operating Income	$246.6		$229.7
Sale of New Zealand timber assets	—		(7.8)
Forest fire loss	10.9		—

Pro Forma Operating Income	$257.5		$221.9

Income from Continuing Operations	$174.3	$2.21	$171.2	$2.19
Sale of New Zealand timber assets	—	—	(6.5)	(0.08)
Tax reserves and associated interest	—	—	(5.3)	(0.07)
Deferred tax adjustment	—	—	(3.7)	(0.05)
Forest fire loss	10.9	0.14	—	—

Pro Forma Income from Continuing Operations	$185.2	$2.35	$155.7	$1.99

Divided by: average equity	$954.3		$905.8

Adjusted ROE	19.4%		17.2%

- H -

RAYONIER

RECONCILIATION OF NON-GAAP MEASURES

DECEMBER 31, 2007 (unaudited)

(millions of dollars)

ADJUSTED EBITDA:

	Timber	Real Estate	Performance Fibers	Wood Products	Other Operations	Corporate and other	Total
Three Months Ended
December 31, 2007
Cash provided by operating activities	$20.0	$6.5	$81.9	$0.3	$(4.3)	$(44.1)	$60.3
Income tax benefit	—	—	—	—	—	(1.3)	(1.3)
Interest, net	—	—	—	—	—	10.2	10.2
Working capital and other	10.6	1.2	(23.4)	(1.8)	2.7	25.8	15.1

Adjusted EBITDA	$30.6	$7.7	$58.5	$(1.5)	$(1.6)	$(9.4)	$84.3

September 30, 2007
Cash provided by operating activities	$30.2	$48.7	$57.5	$1.7	$3.7	$(9.6)	$132.2
Income tax expense	—	—	—	—	—	7.6	7.6
Interest, net	—	—	—	—	—	13.4	13.4
Working capital and other	(2.1)	4.4	2.2	(1.7)	(3.4)	(20.3)	(20.9)

Adjusted EBITDA	$28.1	$53.1	$59.7	$—	$0.3	$(8.9)	$132.3

December 31, 2006
Cash provided by operating activities	$28.2	$37.4	$45.1	$(2.2)	$8.0	$(31.9)	$84.6
Income tax expense	—	—	—	—	—	6.5	6.5
Interest, net	—	—	—	—	—	11.1	11.1
Working capital and other	5.2	(5.4)	8.1	(0.4)	(6.6)	3.4	4.3

Adjusted EBITDA	$33.4	$32.0	$53.2	$(2.6)	$1.4	$(10.9)	$106.5

Year Ended
December 31, 2007
Cash provided by operating activities	$136.7	$101.2	$228.2	$(0.1)	$(9.1)	$(132.9)	$324.0
Income tax expense	—	—	—	—	—	23.7	23.7
Interest, net	—	—	—	—	—	48.6	48.6
Working capital and other	7.2	5.0	(18.8)	(2.2)	6.1	24.9	22.2

Adjusted EBITDA	$143.9	$106.2	$209.4	$(2.3)	$(3.0)	$(35.7)	$418.5

December 31, 2006
Cash provided by operating activities	$149.8	$103.0	$127.3	$5.6	$13.6	$(92.4)	$306.9
Income tax expense	—	—	—	—	—	19.1	19.1
Interest, net	—	—	—	—	—	39.1	39.1
Working capital and other	(7.0)	(0.1)	25.5	(1.5)	(11.6)	(0.2)	5.1

Adjusted EBITDA	$142.8	$102.9	$152.8	$4.1	$2.0	$(34.4)	$370.2

- I -

RAYONIER

RECONCILIATION OF STATUTORY INCOME TAX TO REPORTED INCOME TAX

DECEMBER 31, 2007 (unaudited)

(millions of dollars, except percentages)

	Three Months Ended						Year Ended
	December 31, 2007		September 30, 2007		December 31, 2006		December 31, 2007		December 31, 2006
	$	%	$	%	$	%	$	%	$	%
Income tax provision at the U.S. statutory rate	$(11.6)	(35.0)	$(27.7)	(35.0)	$(19.7)	(35.0)	$(69.3)	(35.0)	$(66.5)	(35.0)
REIT income not subject to federal tax	11.5	34.8	23.9	30.2	12.5	22.2	55.1	27.8	46.3	24.4
Lost deduction on REIT interest expense and overhead expenses associated with REIT activities	(3.0)	(9.1)	(3.8)	(4.9)	(4.0)	(7.1)	(12.8)	(6.5)	(12.7)	(6.7)
Foreign, state and local income taxes, foreign exchange rate changes and permanent differences	0.4	1.3	(0.1)	—	(0.5)	(0.8)	0.3	0.2	1.8	1.0

Income tax expense before discrete items	$(2.7)	(8.0)	$(7.7)	(9.7)	$(11.7)	(20.7)	$(26.7)	(13.5)	$(31.1)	(16.3)
Return to accrual adjustment	0.1	0.3	2.0	2.5	—	—	2.1	1.1	(0.3)	(0.2)
Taxing authority settlements and FIN 48 adjustments	1.1	3.3	(5.5)	(7.0)	—	—	(4.4)	(2.2)	5.3	2.8
Change in valuation allowance	—	—	3.6	4.6	—	—	3.6	1.8	—	—
Deferred tax adjustments / other	2.8	8.4	—	—	5.2	9.3	1.7	0.8	7.0	3.7

Income tax benefit / (expense)	$1.3	4.0	$(7.6)	(9.6)	$(6.5)	(11.4)	$(23.7)	(12.0)	$(19.1)	(10.0)

- J -